UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

SEEBEYOND TECHNOLOGY CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid: $[ ]
(2)	Form, Schedule or Registration Statement No.: Schedule 14A
(3)	Filing Party: SeeBeyond Technology Corporation
(4)	Date Filed:

Safe Harbor

This filing contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the expected closing of the acquisition. Such statements are just predictions and involve risks and uncertainties such that actual results and performance may differ materially. Factors that might cause such a difference include the failure to receive regulatory approval and approval from SeeBeyond’s stockholders for the acquisition or to conclude the litigation that has been brought in connection with the acquisition.

Additional Information and Where to Find It

SeeBeyond has filed a proxy statement in connection with the proposed merger. The definitive proxy statement has been mailed to SeeBeyond stockholders. SeeBeyond stockholders are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about the merger and SeeBeyond. Investors and security holders may obtain free copies of these documents when they are available – and other documents filed with the Securities and Exchange Commission (the “SEC”) – at the SEC Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SeeBeyond by going to the SeeBeyond Investor Relations page on its corporate Web site at www.seebeyond.com.

In addition, SeeBeyond and its officers and directors may be deemed to be participants in the solicitation of proxies from SeeBeyond’s stockholders with respect to the acquisition. A description of any interests that SeeBeyond’s executive officers and directors have in the acquisition is available in the proxy statement.

The following FAQ was posted on SeeBeyond Technology Corporation’s internal website on August 8, 2005.

Sun Microsystems, Inc.

FAQ for SeeBeyond Employees, August 08, 2005

Other

1.	When can I expect to hear if I have a job?

Because SeeBeyond and Sun’s products are complementary rather than overlap, this is an acquisition of growth. We anticipate that the majority of employees will transfer employment at close. Unless you hear otherwise from your manager, please assume “business as usual.”

For U.S. employees, “Welcome to Sun” letters will be provided to employees approximately one week before the close of the transaction.

For non-U.S. employees, we are working out a detailed schedule on a country-by-country basis. Further details will be provided as they are coordinated.

Paid Time Off

1.	Does Sun have a cap on vacation accrual?

Yes. Sun employees may accrue up to 1.75 times an employee’s annual accrual. Following is the vacation accrual schedule for U.S.-based employees.

Years Worked	Carry-forward Limit
1-3 years	19.25 days (154.25 hours)
4-7 years	28 days (224.32 hours)
8 or more years	36.75 days (294.39 hours)

2.	Which holidays does Sun observe?

For U.S.-based employees, Sun generally observes 13 holidays per year, which are outlined in the published annual holiday schedule. The schedule may change from year to year, based on when holidays fall during the year. Holidays for non-U.S .employees will vary by country. Following are the scheduled 2005 and 2006 holidays for U.S.-based employees:

2005 Holidays		2006 Holidays
Monday January 17	Martin Luther King, Jr. Day	Monday January 16	Martin Luther King, Jr. Day
Monday February 21	President’s Day	Monday February 20	President’ Day
Monday May 30	Memorial Day	Monday May 29	Memorial Day
Monday July 4	Independence Day	Monday July 3	Day Before Independence Day
Tuesday July 5	Day after Independence Day	Tuesday July 4	Independence Day
Monday September 5	Labor Day	Monday September 4	Labor Day
Thursday November 24	Thanksgiving Day	Thursday November 23	Thanksgiving Day
Friday November 25	Day after Thanksgiving	Friday November 24	Day after Thanksgiving
Monday - Friday	Winter Break	Monday - Friday	Winter Break
December 26-30		December 25-29

Compensation

1.	Are the planned week-long closures in July and December paid or unpaid?

The July and December shutdowns apply to U.S.-based employees only. Employees may opt to use vacation time during the July shutdown. The December shutdown is a part of Sun’s annual paid holiday schedule.

FAQ for SeeBeyond Employees	1	August 8, 2005

2.	Will SeeBeyond employees lose a portion of our salary as a result of the mandatory shutdown?

Employees may opt to use vacation time during the July shutdown. The December shutdown is a part of Sun’s annual paid holiday schedule for U.S.-based employees.

3.	Will my compensation change as a result of this transaction?

There will be little to no change in salaried compensation at close. Compensation details for sales employees are still being finalized and will be communicated at a later date.

Organization

1.	Will my title change?

Possibly. Current titles will be mapped into Sun’s job architecture after close.

IT and Systems

1.	Can I get a copy of StarOffice?

Yes. StarOffice is available for download at http://www.openoffice.org/.

Additional Information and Where to Find It

On July 27, 2005, SeeBeyond filed a definitive proxy statement in connection with the proposed acquisition. The proxy statement was mailed to the stockholders of SeeBeyond on or about July 28, 2005. SeeBeyond stockholders are urged to read the proxy statement and, when they become available, any other relevant materials because they will contain important information about the acquisition and SeeBeyond. Investors and security holders may obtain free copies of the proxy statement and, when they become available, any other relevant materials filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SeeBeyond by going to SeeBeyond’s Investor Relations page on its corporate website at www.seebeyond.com.

In addition, SeeBeyond and its officers and directors may be deemed to be participants in the solicitation of proxies from SeeBeyond’s stockholders with respect to the acquisition. A description of any interests that SeeBeyond’s officers and directors have in the acquisition is available in the proxy statement. In addition, Sun may be deemed to be participating in the solicitation of proxies from SeeBeyond’s stockholders in favor of the approval of the acquisition. Information concerning Sun’s directors and executive officers is set forth in Sun’s proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on September 22, 2004, and annual report on Form 10-K filed with the SEC on September 13, 2004. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Sun’s Investor Relations page on its corporate website at www.sun.com.

FAQ for SeeBeyond Employees	2	August 8, 2005